Exhibit (h)(1)(xviii)

AMENDMENT

To

Transfer Agency and Service Agreement

Between

Each of the Entities Listed on Appendix A

And

DST Asset Manager Solutions, Inc.

This Amendment is made as of this 15th day of December 2020, between each of the investment companies listed below and DST Asset Manager Solutions, Inc. (the “Transfer Agent”). In accordance with Section 15.1 (Amendment) and Section 16 (Additional Funds/Portfolios) of the Transfer Agency and Service Agreement between the parties dated October 1, 2005, as amended (the “Agreement”), the parties desire to amend the Agreement as set forth herein.

NOW THEREFORE, the parties agree as follows:

1.	Appendix A. The current Appendix A to the Agreement is hereby replaced and superseded with the Appendix A attached hereto, effective as of December 15, 2020; and

2.	All defined terms and definitions in the Agreement shall be the same in this Amendment (the “December 15, 2020 Amendment”) except as specifically revised by this Amendment; and

3.	Except as specifically set forth in this December 15, 2020 Amendment, all other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this December 15, 2020 Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first above written.

NATIXIS FUNDS TRUST I NATIXIS FUNDS TRUST II NATIXIS FUNDS TRUST IV LOOMIS SAYLES FUNDS I LOOMIS SAYLES FUNDS II GATEWAY TRUST		DST ASSET MANAGER SOLUTIONS, INC.

By:	/s/ Michael Kardok	By:	/s/ Mike Sleightholme
Name:	Michael Kardok	Name:	Mike Sleightholme
Title:	Treasurer	Title:	Vice President
As an Authorized Officer on behalf of each of the Funds indicated on Appendix A

APPENDIX A

Funds and Portfolios

Effective Date: December 15, 2020

Natixis Funds Trust I, a business trust organized under the laws of the Commonwealth of Massachusetts

Loomis Sayles Core Plus Bond Fund

Mirova Global Green Bond Fund

Mirova Global Sustainable Equity Fund

Mirova International Sustainable Equity Fund

Mirova U.S. Sustainable Equity Fund

Natixis Oakmark International Fund

Natixis U.S. Equity Opportunities Fund

Vaughan Nelson Small Cap Value Fund

Natixis Funds Trust II, a business trust organized under the laws of the Commonwealth of Massachusetts

AlphaSimplex Global Alternatives Fund

AlphaSimplex Managed Futures Strategy Fund

AlphaSimplex Multi-Asset Fund

Loomis Sayles Global Growth Fund

Loomis Sayles Senior Floating Rate and Fixed Income Fund

Loomis Sayles Strategic Alpha Fund

Loomis Sayles Intermediate Municipal Bond Fund

Natixis Oakmark Fund

Vaughan Nelson Mid Cap Fund

Vaughn Nelson Select Fund

Natixis Funds Trust IV, a business trust organized under the laws of the Commonwealth of Massachusetts

AEW Global Focused Real Estate Fund

Natixis Sustainable Future 2015 Fund

Natixis Sustainable Future 2020 Fund

Natixis Sustainable Future 2025 Fund

Natixis Sustainable Future 2030 Fund

Natixis Sustainable Future 2035 Fund

Natixis Sustainable Future 2040 Fund

Natixis Sustainable Future 2045 Fund

Natixis Sustainable Future 2050 Fund

Natixis Sustainable Future 2055 Fund

Natixis Sustainable Future 2060 Fund

Loomis Sayles Funds I, a business trust organized under the laws of the Commonwealth of Massachusetts

Loomis Sayles Bond Fund

Loomis Sayles Fixed Income Fund

Loomis Sayles Global Bond Fund

Loomis Sayles High Income Opportunities Fund

Loomis Sayles Inflation Protected Securities Fund

Loomis Sayles Institutional High Income Fund

Loomis Sayles Intermediate Duration Bond Fund

Loomis Sayles Investment Grade Fixed Income Fund

Loomis Sayles Securitized Asset Fund

Loomis Sayles Small Cap Value Fund

A-1

APPENDIX A

Funds and Portfolios

Effective Date: December 15, 2020

Loomis Sayles Funds II, a business trust organized under the laws of the Commonwealth of Massachusetts

Loomis Sayles Credit Income Fund

Loomis Sayles Global Allocation Fund

Loomis Sayles Growth Fund

Loomis Sayles High Income Fund

Loomis Sayles International Growth Fund

Loomis Sayles Investment Grade Bond Fund

Loomis Sayles Limited Term Government and Agency Fund

Loomis Sayles Small Cap Growth Fund

Loomis Sayles Small/Mid Cap Growth Fund

Loomis Sayles Strategic Income Fund

Gateway Trust, a business trust organized under the laws of the Commonwealth of Massachusetts

Gateway Equity Call Premium Fund

Gateway Fund

A-2